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                                                                      EXHIBIT 12

                                  TIME WARNER
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)

                                         PRO FORMA (a)                      HISTORICAL (b)
                                 -----------------------------   -------------------------------------
                                                                          SIX MONTHS ENDED
                                          YEAR ENDED                           JUNE 30,
                                       DECEMBER 31, 1996         -------------------------------------
                                 -----------------------------                1997               1996
                                      ISSUER         GUARANTOR        ISSUER        GUARANTOR   ISSUER
                                -----------------    ---------   ----------------   ---------   ------
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....        $    23         $  (142)        $       293    $   327     $(80)
    Interest expense..........            870           1,079                 465        534      471
    Amortization of
      capitalized interest....              2              19                   1         11        1
    Portion of rents
      representative of an
      interest factor.........             55              86                  27         42       29
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............             72              72                  36         36       36
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....            801             801                 462        462      395
    Undistributed losses of
      less than 50% owned
      companies...............             50              46                   3          7       30
                                       ------        ---------             ------   ---------   ------
        Total earnings........        $ 1,873         $ 1,961         $     1,287    $ 1,419     $882
                                       ------        ---------             ------   ---------   ------
                                       ------        ---------             ------   ---------   ------
Fixed Charges:
    Interest expense..........        $   870         $ 1,079         $       465    $   534     $471
    Capitalized interest......              1              23           --                15        2
    Portion of rents
      representative of an
      interest factor.........             55              86                  27         42       29
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............             72              72                  36         36       36
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....            607             607                 301        301      304
                                       ------        ---------             ------   ---------   ------
        Total fixed charges...        $ 1,605         $ 1,867         $       829    $   928     $842
                                       ------        ---------             ------   ---------   ------
                                       ------        ---------             ------   ---------   ------
Ratio of earnings to fixed
  charges.....................            1.2x            1.1x               1.6x        1.5x     1.0x
                                       ------        ---------             ------   ---------   ------
                                       ------        ---------             ------   ---------   ------


                                            YEARS ENDED DECEMBER 31,
                              -----------------------------------------------------
                                    1996           1995     1994     1993     1992
                              -----------------   ------   ------   ------   ------

                              ISSUER  GUARANTOR   ISSUER   ISSUER   ISSUER   ISSUER
                              ------  ---------   ------   ------   ------   ------
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....$  (15)  $     4    $    2   $   89   $   81   $  320
    Interest expense..........   908       968       877      769      698      729
    Amortization of
      capitalized interest....     2         6         2        2     --         19
    Portion of rents
      representative of an
      interest factor.........    55        63        57       52       54       85
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    72        72        11     --       --       --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   801       801       691      665      663       97
    Undistributed losses of
      less than 50% owned
      companies...............    50        52       117       82       47       56
                              ------  ---------   ------   ------   ------   ------
        Total earnings........$1,873   $ 1,966    $1,757   $1,659   $1,543   $1,306
                              ------  ---------   ------   ------   ------   ------
                              ------  ---------   ------   ------   ------   ------
Fixed Charges:
    Interest expense..........$  908   $   968    $  877   $  769   $  698   $  729
    Capitalized interest......     1         7         4        2     --         15
    Portion of rents
      representative of an
      interest factor.........    55        63        57       52       54       85
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    72        72        11     --       --       --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   607       607       697      668      664       81
                              ------  ---------   ------   ------   ------   ------
        Total fixed charges...$1,643   $ 1,717    $1,646   $1,491   $1,416   $  910
                              ------  ---------   ------   ------   ------   ------
                              ------  ---------   ------   ------   ------   ------
Ratio of earnings to fixed
  charges.....................   1.1x      1.1x      1.1x     1.1x     1.1x     1.4x
                              ------  ---------   ------   ------   ------   ------
                              ------  ---------   ------   ------   ------   ------

------------

 (a) The pro forma ratio of earnings to fixed charges for each of the Issuer and the Guarantor for the year ended December 31, 1996 give effect to (i) the Preferred Stock Refinancing, as defined elsewhere herein, and certain other debt refinancings and (ii) with respect to the Guarantor only, the TBS Transaction, as if such transactions had occurred at the beginning of 1996.

 (b) In connection with the TBS Transaction that occurred on October 10, 1996, the Guarantor, formerly a wholly owned subsidiary of the Issuer, acquired each outstanding share of capital stock of the Issuer (other than shares held directly or indirectly by the Issuer) and became the parent of the Issuer. Accordingly, the historical ratios of earnings to fixed charges of the Issuer and the Guarantor are the same for all periods prior to such date because the Issuer is treated for financial reporting purposes as the predecessor of the Guarantor.


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